Exhibit 10.2

GUARANTY

WHEREAS, The RHL Group, Inc., a California corporation ("RHL Group") has agreed to lend certain funds to MyMedicalRecords, Inc., a Delaware corporation (formerly mymedicalrecords.com, Inc.) ("MMR");

WHEREAS, MMR is the wholly owned subsidiary of MMR Information Systems, Inc., a Delaware corporation (formerly Favrille, Inc.) ("Parent" or "Guarantor"); and

WHEREAS, Parent desires to induce the RHL Group to so enter into the Agreement to lend certain funds to MMR;

The Parties agree as follows:

(1) For valuable consideration, the Guarantor unconditionally guarantees and promises to pay to RHL Group, or at its order, in lawful money of the United States, an amount equal to any and all sums that are, or will be, due and owing under those certain First, Second, Third and Fourth Amended and Restated Secured Promissory Notes (the "Fourth Note") dated on or about April 29, 2010.

(2) The liability of Guarantor under this Guaranty shall not exceed at any one time, the sum of: (a) the amount due under the Fourth Note; and (b) all interest, fees, and other costs and expenses relating to or arising out of the Fourth Note. This is a continuing guaranty relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied. Any payment by Guarantor shall not reduce its maximum obligation hereunder.

(3) Guarantor authorizes RHL Group, without notice or demand and without affecting its liability hereunder, from time to time, either before or after revocation hereof, to: (a) renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or any of the indebtedness, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as RHL Group in its discretion may determine; and (d) release or substitute any one or more of the endorsers or Guarantor.

(4) Guarantor waives any right to require RHL Group to: (a) first proceed against or exhaust any security held from MMR; or (b) pursue any other remedy in RHL Group's power whatsoever.

(5) Guarantor waives any defense arising by reason of any disability or any claim that Guarantor's obligations exceed or are more burdensome than those of MMR. Until the indebtedness shall have been paid in full, even though the indebtedness is in excess of Guarantor's liability hereunder, Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute.

(6) Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.

(7) Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(8) No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

(9) Guarantor agrees to pay all reasonable attorneys' fees, including the costs of RHL Group's counsel, and all other costs and expenses which may be incurred by RHL Group: (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of RHL Group in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

(10) This Guaranty shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

(11) Notices to RHL Group shall be sent to: Robert H. Lorsch, P.O. Box 17034, Beverly Hills 90210; and by facsimile to 206-374-6136, with a copy to : Robert M. Yaspan, by facsimile to (818) 501-7711.

(12) Notices to Parent and MMR shall be sent to: Chief Financial Officer, 2934½ Beverly Glen Circle, Suite 702, Los Angeles, CA 90077; and by facsimile to 206-374-6136.

Dated: May 12, 2010

"GUARANTOR" (MMR Information Systems, Inc., a Delaware corporation, fka Favrille, Inc.)

/s/ Ingrid Safranek
By: Ingrid Safranek, Chief Financial Officer

"MMR" (MyMedicalRecords, Inc., a Delaware corporation, fka mymedicalrecords.com, Inc.)

/s/ Ingrid Safranek
By: Ingrid Safranek, Chief Financial Officer

THE RHL Group, Inc.

/s/ Robert H. Lorsch
By: Robert H. Lorsch, Chief Executive Officer